Exhibit 99.1

Xometry Appoints Roy Azevedo To Its Board of Directors

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The Former President Of Raytheon Technologies’Space And Airborne Systems And Intelligence And Space Business Units Brings Significant Experience In Global Manufacturing, Engineering and Supply Chain Management
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Throughout His Career, Azevedo Has Championed Efforts To Digitize Entire Product Lifecycles, from Engineering and Design to Production and Delivery
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His Enterprise Management Expertise Will Help Xometry As It Continues To Scale Internationally, Serving Customers Across All Industries

NORTH BETHESDA, Md., Oct. 17, 2024 – Xometry (NASDAQ:XMTR), the global AI-powered marketplace connecting enterprise buyers with suppliers of manufacturing services, today announced the appointment of Roy Azevedo to the company’s Board of Directors.

Azevedo, the former president for two of Raytheon Technologies’ business units, brings significant expertise in engineering, global manufacturing and supply chain management to Xometry. In his more than three decades with the aerospace and defense company, Azevedo held prominent leadership positions, including serving as president of the company’s Raytheon Space and Airborne Systems business unit and, most recently, as president of Raytheon Intelligence and Space.

“Roy is a highly regarded executive whose background in engineering and deep expertise in global manufacturing and supply chain management makes him an excellent addition to our Board,” said Randy Altschuler, CEO of Xometry. “In his career with Raytheon, Roy championed the digitization of operations, embraced automation and harnessed the power of emerging technologies like AI and machine learning to drive efficiency within various parts of Raytheon’s business. He uniquely understands what it takes for global companies to create resilient supply chains, and his expertise will prove instrumental as we scale our own business to further serve an increasingly global and diversified customer base.”

“Xometry is a fast-growing company with a compelling business proposition and a significant runway of growth ahead of it,” Azevedo said. “I understand deeply the importance of digitizing the entire product lifecycle, from engineering and design to production and delivery. Xometry’s growing portfolio of AI and machine-learning solutions are well-positioned to help companies everywhere, and I look forward to working with Randy and the rest of the Xometry management team as they continue to scale internationally and build on their tremendous growth.”

An engineer by training, Azevedo joined Raytheon in 1989 and held a series of roles with increasing responsibility in designing, developing, producing and delivering systems for global customers. He was appointed President of Raytheon’s Space and Airborne Systems unit in 2018 and appointed President of the company’s Raytheon Intelligence and Space division in 2020. He earned a Bachelor of Science in Electrical Engineering from Northeastern University’s College of Engineering in 1986.

Xometry’s two-sided marketplace plays a vital role in the rapid digital transformation of the manufacturing industry. Xometry’s proprietary technology shortens development cycles, drives efficiencies within corporate environments and helps companies create resilient supply chains. Xometry’s product portfolio includes its industry leading digital marketplace; popular Thomasnet® industrial sourcing platform, and cloud-based tools and centralized project management software for large, mission-critical projects.

About Xometry

Xometry’s (NASDAQ:XMTR) AI-powered marketplace, popular Thomasnet® industrial sourcing platform and suite of cloud-based services are rapidly digitizing the manufacturing industry. Xometry provides manufacturers the critical resources they need to grow their business and makes it easy for buyers to create locally resilient supply chains. The Xometry Instant Quoting Engine® leverages millions of pieces of data to analyze complex parts in real-time, matches buyers with the right suppliers globally, and provides accurate pricing and lead times. Learn more at www.xometry.com or follow @xometry.

Media Contacts: Matthew Hutchison Global Corporate Communications Matthew.Hutchison@xometry.com Investor Contact: Shawn Milne VP, Investor Relations 240-335-8132 Shawn.Milne@xometry.com